CCC INFORMATION SERVICES GROUP INC.
                  REPORTS EPS OF $0.30 FOR THE FOURTH QUARTER
                        AND $0.94 FOR THE FULL YEAR 2003


CHICAGO, FEBRUARY 4, 2004 - CCC Information Services Group Inc. (Nasdaq: CCCG) today reported income from continuing operations of $8.2 million, or $0.30 per share, for the fourth quarter ending December 31, 2003, compared to income from continuing operations of $4.8 million, or $0.17 per share, for 2002. Included in the fourth quarter 2003 results is a $1.4 million, or $0.05 per share, tax related benefit associated with the completion of a tax audit. Included in the fourth quarter 2002 results is a $2.6 million, or $0.06 per share, charge related to the purchase of the company's trust preferred securities.

Revenue for the fourth quarter increased 1.1% to $48.9 million, compared to $48.4 for the same quarter in 2002. Operating income was $11.1 million for the fourth quarter, compared to operating income of $10.6 million for the same quarter in 2002. The operating margin was 22.6 percent, compared to 21.9 percent for the same quarter in 2002.

"We finished 2003 in good shape," Githesh Ramamurthy, Chairman and Chief Executive Officer said, "As we look forward to 2004, we will focus on broadening our relationships with customers by bringing more solutions to market to help our customers drive their business."

Income from continuing operations for the full year was $26.0 million, or $0.94 per share, compared to income from continuing operations of $22.4 million, or $0.83 per share, for 2002. Included in the 2003 results is the $1.4 million, or $0.05 per share, tax benefit mentioned above and a second-quarter charge of $1.1 million, or $0.02 per share, to recognize a final adjustment related to excess office space. Included in the 2002 results was a $2.6 million, or $0.06 per share, charge related to the company's purchase of its trust-preferred securities; a $0.9 million, or $0.02 per share, real estate charge; and a $2.0 million, or $0.08 per share, benefit related to tax credits. Revenue for the full year was $193.4 million, compared to $191.9 million in 2002, an increase of
0.8 percent. Operating income was $40.5 million in 2003 compared with $37.3 million for the previous year, up 8.5 percent. These numbers include real estate charges of $1.1 million and $0.9 million respectively. Operating margin ended the year at 20.9 percent, compared to 19.4 percent in 2002.

The  product  portfolio revenue by quarter and for the full year are as follows:

PRODUCT  PORTFOLIOS  QUARTERLY  REVENUE
($000s)
                                                     2003
                                 ----------------------------------------------
                                    Q1       Q2       Q3       Q4     Full Year
                                 -------  -------  -------  -------  ----------

TOTAL COLLISION ESTIMATING       29,021   29,493   29,504   30,172     118,190
Year/Year Comparison                1.8%     1.0%     0.3%     3.7%        1.7%

TOTAL VALUATION SERVICES         10,696   10,239   10,720   10,532      42,187
Year/Year Comparison               (6.5%)  (10.2%)   (4.8%)   (7.3%)      (7.2%)

TOTAL WORKFLOW                    6,362    6,638    6,645    6,462      26,107
Year/Year Comparison               18.0%    18.2%    24.6%     3.2%       15.5%

TOTAL INFORMATION PRODUCTS          307      488      445      468       1,708
Year/Year Comparison                3.1%    79.0%    54.4%    69.6%       50.6%

TOTAL OTHER                       1,346    1,239    1,307    1,268       5,160
Year/Year Comparison              (27.2%)  (27.2%)  (12.6%)   (8.3%)     (19.8%)

TOTAL REVENUES                   47,732   48,097   48,621   48,902     193,352
Year/Year Comparison                0.5%   (0.2%)     1.7%     1.1%        0.8%




Revenue, operating expenses and income by quarter and for the full year are as follows:

REVENUE, OPERATING EXPENSES & INCOME
($000s)

                                                           2003
                                       ----------------------------------------------
                                         Q1       Q2       Q3       Q4     Full Year
                                       -------  -------  -------  -------  ----------

REVENUE                                 47,732   48,097   48,621   48,902     193,352

EXPENSES

PRODUCTION AND CUSTOMER SUPPORT          7,344    7,754    8,279    8,489      31,866
Year/Year Comparison                       2.8%     2.5%    23.5%    21.9%       12.3%

COMMISSIONS, ROYALTIES AND LICENSES      2,417    3,013    3,184    3,099      11,713
Year/Year Comparison                      (1.9%)   19.2%    15.1%    16.8%       12.5%

SELLING, GENERAL AND ADMINISTRATIVE     18,566   17,150   16,699   15,674      68,089
Year/Year Comparison                      (3.2%)  (12.3%)  (15.0%)  (17.8%)     (12.1%)

DEPRECIATION AND AMORTIZATION            1,930    2,014    1,944    2,035       7,923
Year/Year Comparison                     (20.2%)  (17.3%)  (15.3%)    5.9%      (12.6%)

PRODUCT DEVELOPMENT AND PROGRAMMING      7,696    8,156    7,838    8,544      32,234
Year/Year Comparison                       8.6%    18.3%     8.2%    19.3%       13.6%

RESTRUCTURING CHARGES                        -    1,061        -        -       1,061
                                       -------  -------  -------  -------  ----------
TOTAL OPERATING EXPENSES                37,953   39,148   37,944   37,841     152,886
                                       -------  -------  -------  -------  ----------
Compared to 2002                          (0.9%)    0.4%   (4.0%)    0.2%        (1.1%)

OPERATING INCOME                         9,779    8,949   10,677   11,061      40,466
Year/Year Comparison                       6.2%    (2.7%)   28.8%     4.3%        8.5%

OPERATING MARGIN                          20.5%    18.6%    22.0%    22.6%       20.9%


Operating  expenses  for the full year were $152.9 million, down $1.7 million or
1.1 percent from last year. For the quarter, operating expenses were up $0.1 million or 0.2 percent from a year ago to $37.8 million. Production and customer support increased $1.5 million or 21.9 percent for the quarter, and $3.5 million or 12.3 percent for the year, primarily related to increased costs associated with the Comp-Est business and an investment in the technical support area. Commissions, royalties and licenses were up about $1.3 million for the year due to license fees related to Comp-Est revenues. Selling, general & administrative decreased $3.4 million, or 17.8 percent, for the fourth quarter and $9.4 million, or 12.1 percent, for the year driven by a continued focus on controlling expenses, specifically in the MIS area, and certain compensation costs tied to business performance. Finally, product development and programming expenses were up $1.4 million for the quarter, or 19.3 percent, and up $3.9 million, or 13.6%, for the year. New development projects related to Workflow and Information Services solutions were the primary drivers of the increase.

The company issued the following guidance for the first quarter and full year 2004:

- Revenue growth for the first quarter is expected to be in the 3 to 5 percent range with growth rates for the full year at least that of the first quarter 2004.

- Operating income for the first quarter should be in the $10 million range, and full year operating income is expected to be in the $45 to $47 million range. First quarter operating margins are expected to be lower than reported in the second half of 2003, primarily as a result of increased compensation costs tied to business performance, increased insurance expenses, and the timing of certain planned sales expenses. Margins are expected to increase throughout the year to a full year range of 22 to 23 percent.

- Earnings per share for the full year is expected to be in the $1.00 to $1.04 per share range. Earnings per share for the first quarter is expected to be in $0.21 to $0.22 per share range. (Using a fully diluted share base of 27.7 million shares)


ABOUT  CCC

CCC Information Services Group Inc. (NASDAQ: CCCG), headquartered in Chicago, is a leading supplier of advanced software, communications systems, Internet and wireless-enabled technology solutions to the automotive claims and collision repair industries. Its technology-based products and services optimize efficiency throughout the entire claims management supply chain and facilitate communication among approximately 21,000 collision repair facilities, 350 insurance companies, and a range of industry participants. For more information about CCC Information Services, visit CCC's Web site at www.cccis.com.

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company's filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company's obligations, the outcome of certain legal proceedings, and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.



              CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)


                                                    THREE MONTHS ENDED       YEAR ENDED
                                                        DECEMBER 31,         DECEMBER 31,
                                                   -----------------------------------------
                                                      2003      2002       2003      2002
                                                   -----------------------------------------


Revenue                                            $ 48,902  $ 48,385  $ 193,352  $ 191,860

Expenses:
   Production and customer support                    8,489     6,964     31,866     28,376
   Commissions, royalties and licenses                3,099     2,653     11,713     10,411
   Selling, general and administrative               15,674    19,079     68,089     77,449
   Depreciation and amortization                      2,035     1,922      7,923      9,069
   Product development and programming                8,544     7,161     32,234     28,383
   Restructuring charges                                  -         -      1,061        869
                                                   -----------------------------------------
Total operating expenses                             37,841    37,779    152,886    154,557

Operating income                                     11,061    10,606     40,466     37,303
Interest income (expense)                               164      (152)      (392)      (708)
Other income                                             71       169        272        455
CCC Capital Trust minority interest expense               -    (2,600)         -     (3,984)
Equity in income (loss) of ChoiceParts investment       123         4        (21)      (291)
                                                   -----------------------------------------
Income from continuing operations
        before income taxes                          11,419     8,027     40,325     32,775

Income tax provision                                 (3,195)   (3,205)   (14,285)   (10,420)
                                                   -----------------------------------------
Income from continuing operations                     8,224     4,822     26,040     22,355

Income from discontinued operations, net of tax           -         -          -        354
                                                   -----------------------------------------
Net  income                                         $ 8,224   $ 4,822   $ 26,040   $ 22,709
                                                   =========================================


Per  Share  Data:
-----------------

Income  per  common  share  -  basic  from:
  Continuing operations                            $  0.31    $  0.19   $  0.99    $  0.86
  Discontinued operations                                -          -         -       0.01
                                                   -----------------------------------------
       Income per common share - basic             $  0.31    $  0.19   $  0.99    $  0.87
                                                   =========================================

Income  per  common  share  -  diluted  from:
  Continuing operations                            $  0.30    $  0.17   $  0.94    $  0.83
  Discontinued operations                                -          -         -       0.01
                                                   -----------------------------------------
       Income per common share - basic             $  0.30    $  0.17   $  0.94    $  0.84
                                                   =========================================

Weighted  average  common  shares  outstanding

  Basic                                             26,338     26,000    26,243     25,850
  Diluted                                           27,752     27,574    27,655     26,904




                           CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                                                                    DECEMBER 31,
                                                                               -------------------
                                                                                   2003       2002
                                                                               -------------------
ASSETS
Cash and cash equivalents . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 20,755   $ 20,200
Short-term investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,004          -
Accounts receivable, net. . . . . . . . . . . . . . . . . . . . . . . . . . .    10,247     10,281
Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8,369      8,499
                                                                               -------------------
 Total current assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46,375     38,980
Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . .    12,776     12,407
Intangible assets, net. . . . . . . . . . . . . . . . . . . . . . . . . . . .     2,153          -
Goodwill. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15,747      4,896
Deferred income taxes, net. . . . . . . . . . . . . . . . . . . . . . . . . .     9,127     10,454
Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       265        479
Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       292        627
                                                                               -------------------
 Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 86,735   $ 67,843
                                                                               ===================


LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  5,937   $  8,424
Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16,522     25,441
Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,602      2,568
Current portion of deferred revenues. . . . . . . . . . . . . . . . . . . . .     7,930      6,503
Other current liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .        97        488
                                                                               -------------------
 Total current liabilities. . . . . . . . . . . . . . . . . . . . . . . . . .    32,088     43,424
Deferred revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         -         13
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,064      3,222
                                                                               -------------------
 Total liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35,152     46,659
                                                                               -------------------



Common stock ($0.10 par value, 40,000,000 shares authorized, 26,376,839 and
  26,074,889 shares outstanding at December 31, 2003 and 2002, respectively).     3,034      3,005
Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . . . . .   131,590    128,766
Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (36,838)   (62,878)
Notes receivable from officer . . . . . . . . . . . . . . . . . . . . . . . .         -     (1,506)
Treasury stock, at cost (4,094,665 common shares in treasury at December 31,
    2003 and December 31, 2002) . . . . . . . . . . . . . . . . . . . . . . .   (46,203)   (46,203)
                                                                               -------------------
 Total stockholders' equity . . . . . . . . . . . . . . . . . . . . . . . . .    51,583     21,184
                                                                               -------------------
 Total liabilities and stockholders' equity . . . . . . . . . . . . . . . . .  $ 86,735   $ 67,843
                                                                               ===================

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                                                                                YEAR ENDED
                                                                                                DECEMBER 31,
                                                                                            -------------------
                                                                                                2003       2002
                                                                                            -------------------

Operating Activities:
 Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 26,040   $ 22,709
 Adjustments to reconcile net income to net cash provided by operating activities:
 Income from discontinued operations, net of income taxes. . . . . . . . . . . . . . . . .         -       (354)
 Equity in net losses of ChoiceParts . . . . . . . . . . . . . . . . . . . . . . . . . . .        21        291
 Depreciation and amortization of property and equipment . . . . . . . . . . . . . . . . .     7,210      9,069
 Amortization of intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .       713          -
 Deferred income tax provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,327     13,456
 Restructuring charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,061        869
 Compensation expense related to restricted stock. . . . . . . . . . . . . . . . . . . . .        16          -
 Interest on notes receivable from officer . . . . . . . . . . . . . . . . . . . . . . . .         -       (106)
 Other, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        78        191
 Changes in:
 Accounts receivable, net. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       928      1,065
 Other current assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       135     (1,649)
 Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       335        400
 Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (2,542)      (437)
 Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (8,891)    (2,021)
 Income taxes payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (433)     3,459
 Deferred revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       178        153
 Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (1,164)    (1,543)
                                                                                            -------------------
 Net cash provided by operating activities:
     Continuing operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25,012     45,552
     Discontinued operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         -         30
                                                                                            -------------------
 Net cash provided by operating activities . . . . . . . . . . . . . . . . . . . . . . . .    25,012     45,582
                                                                                            -------------------
Investing Activities:
 Capital expenditures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (7,491)    (8,609)
 Acquisition of Comp-Est Inc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   (13,205)      (193)
 Purchase of short-term investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .    (7,004)         -
 Investment in affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         -       (275)
 Issuance of warrants to Hearst. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         -        318
                                                                                            -------------------
 Net cash used for investing activities. . . . . . . . . . . . . . . . . . . . . . . . . .   (27,700)    (8,759)
                                                                                            -------------------

Financing Activities:
 Proceeds from exercise of stock options . . . . . . . . . . . . . . . . . . . . . . . . .     1,825      3,112
 Payment of principal and interest on notes receivable from officer. . . . . . . . . . . .     1,506          -
 Proceeds from employee stock purchase plan. . . . . . . . . . . . . . . . . . . . . . . .       399        377
 Proceeds from borrowings on long-term debt. . . . . . . . . . . . . . . . . . . . . . . .         -     22,000
 Principal repayments on long-term debt. . . . . . . . . . . . . . . . . . . . . . . . . .         -    (28,500)
 Purchase of Trust Preferred Securities. . . . . . . . . . . . . . . . . . . . . . . . . .         -    (13,369)
 Principal repayments of capital lease obligations . . . . . . . . . . . . . . . . . . . .      (487)      (421)
 Principal repayments on short term note . . . . . . . . . . . . . . . . . . . . . . . . .         -       (588)
                                                                                            -------------------
 Net cash provided by (used for) financing activities. . . . . . . . . . . . . . . . . . .     3,243    (17,389)
                                                                                            -------------------

Net increase in cash and cash equivalents. . . . . . . . . . . . . . . . . . . . . . . . .       555     19,434
Cash and cash equivalents:
Beginning of year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20,200        766
                                                                                            -------------------
End of year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 20,755   $ 20,200
                                                                                            ===================